[Letter head]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Adhia Funds, Inc., of our report dated January 28, 2005 on the financial statements and financial highlights included In the December 31, 2004 Annual Report to Shareholders of Adhia Funds, Inc.

We further consent to the references to our Firm under the headings of "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



/s/ Kirkland, Russ, Murphy & Tapp P.A.
Clearwater, Florida
April 22, 2005